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                                  EXHIBIT INDEX



                                    Exhibits

        99.1--Press Release




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                                                          Exhibit 99.1




                   EASTERN CONSIDERING STRATEGIC ALTERNATIVES


         WESTON,  Massachusetts -- August 16, 1999 -- Eastern Enterprises (NYSE:
EFU) announced today that it is beginning the process of evaluating a number of strategic and financial alternatives to enhance shareholder value. The process will include an assessment of its current strategy of consolidating New England gas distribution utilities, as well as consideration of share repurchases and/or other strategic transactions, including joint ventures or sale of all or a portion of the Company.
         J. Atwood Ives, Eastern's chairman and chief executive officer, comments, "We have made substantial progress in achieving our strategic objective of consolidating New England gas distribution companies for the benefit of both our customers and shareholders. Upon completion of the pending mergers with Colonial Gas, expected to close at the end of August, and EnergyNorth, expected to close mid-2000, Eastern will own and operate, in the aggregate, the largest natural gas distribution company in New England serving over 800,000 customers throughout Massachusetts and New Hampshire. It also owns and operates the nation's second largest inland marine transportation company and several non-regulated businesses that complement its LDC operations. As a result of the dramatic changes taking place within the utility industry, Eastern's Board of Trustees and management believe now is a prudent time to undertake a review of all of Eastern's options."
         The Company has retained Salomon Smith Barney to assist Eastern's Board of Trustees and management in its review of strategic alternatives.

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         Eastern  Enterprises  owns and operates  Boston Gas Company,  Essex Gas
Company, Midland Enterprises Inc. and ServicEdge Partners, Inc. Upon completion of the pending mergers with Colonial Gas and EnergyNorth, Eastern will serve over 800,000 natural gas customers in Massachusetts and New Hampshire. Midland, headquartered in Cincinnati, Ohio, is the leading carrier of coal and a major carrier of other dry bulk cargoes on the nation's inland waterways. ServicEdge is the largest unregulated provider of residential HVAC equipment installation and service to customers in Massachusetts.
         This release and other company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Eastern cautions that actual results and developments may differ materially from such projections or expectations.
         Investors should be aware of important  factors that could cause actual
results  to  differ   materially   from  the   forward-looking   projections  or
expectations.  These  factors  include,  but are not limited to:

     o the effect of pending mergers on earnings and cash flow and of adopting any new strategic initiatives,

     o Eastern's ability successfully to integrate its new gas distribution operations,

     o  temperatures  above or  below  normal  in  eastern Massachusetts,

     o changes  in market  conditions  for  barge  transportation,

     o adverse   weather  and  operating   conditions  on  the  inland
       waterways,

     o uncertainties  regarding  the  ultimate  profitability  of  ServicEdge,

     o  the timetable and cost for  completion of Eastern's year 2000 plans,

     o the impact of third  parties' year 2000 issues,

     o changes in economic conditions, including interest rates and the value of the dollar versus other currencies,

     o regulatory and  court   decisions,   and

     o developments   with   respect  to   Eastern's previously-disclosed
       environmental liabilities.


         Most of these factors are difficult to accurately predict and many are beyond the control of the Company.
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Eastern Enterprises'  press  releases  are available   via  fax  by  calling,
toll-free,  1-800-311-4607  or  on the Internet at http://www.efu.com.
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